EXECUTION VERSION
AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and enacted as of April 28, 2006 by XO Holdings, Inc., a Delaware corporation (the “Company”).
R E C I T A L S:
     WHEREAS, on August 5, 2004, XO Communications, Inc., a Delaware corporation (the “Predecessor Issuer”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers of its 6% Class A Convertible Preferred Stock, providing for the registration of Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the Securities Act of 1933, as amended;
     WHEREAS, on February 28, 2006, the Predecessor Issuer consummated a corporate restructuring pursuant to which the Predecessor Issuer merged (the “Restructuring Merger”) with and into its then indirect wholly owned subsidiary, XO Communications, LLC, with such subsidiary as the entity surviving such merger as a direct wholly owned subsidiary of the Company;
     WHEREAS, pursuant to the Restructuring Merger, among other things, all of the capital stock and other securities of the Predecessor Issuer, including the Registrable Securities, were converted into the right to receive corresponding capital stock and other securities of the Company on a one-for-one basis, and the Company assumed the rights and obligations of the Predecessor Issuer under the Registration Rights Agreement; and
     WHEREAS, the Company desires to amend the Registration Rights Agreement as provided herein pursuant to Section 4 thereof;
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, intending to be legally bound, hereby agrees to amend the Registration Rights Agreement as follows:
SECTION 1.
DEFINED TERMS
     1.1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

SECTION 2.
AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT
     2.1. Recitals. The first recital of the Registration Rights Agreement is hereby amended by deleting the reference to “6% Series A Convertible Preferred Stock” therefrom and inserting in lieu thereof “6% Class A Convertible Preferred Stock”.
     2.2. Section 1. Section 1 of the Registration Rights Agreement is hereby amended by deleting the definition of “Permitted Holder” therefrom in its entirety and inserting in lieu thereof the following:
     “Permitted Holder” means and includes: (i) a Purchaser or any Affiliate (as defined in the Stock Purchase Agreement) of a Purchaser; (ii) any Person to whom a Purchaser or its transferee transfers its Convertible Preferred Stock and/or Common Stock, in whole or in part, together with the assignment of such Purchaser’s or transferee’s (as applicable) rights under this Agreement under Section 6 hereof; (iii) any member of the Icahn Family; (iv) any conservatorship, custodianship, or decedent’s estate of any member of the Icahn Family; (v) any trust established for the benefit of, among others, any Person described in clause (iii) or (iv) of this definition; (vi) any corporation, limited liability company, partnership, or other entity, the controlling equity interests in which are held by or for the benefit of any one or more Persons described in clause (iii), (iv), or (v) of this definition; and (vii) any foundation or charitable organization established by a member of the Icahn Family, and having at least one director, trustee, or member who is a member of the Icahn Family.”
     2.3. Section 6. Section 6 of the Registration Rights Agreement is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following:
     “The Purchasers may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, to any Affiliate or any purchaser or other transferee of shares of Convertible Preferred Stock and/or Common Stock held by them.”
SECTION 3.
MISCELLANEOUS
     3.1. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Registration Rights Agreement, the terms “this Agreement,” herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Registration Rights Agreement as amended by this Amendment.

     3.2. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws rules or principles.
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     IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to Registration Rights Agreement to be duly executed as of the date first written above.

XO HOLDINGS, INC.
By:	/s/ Carl J. Grivner
	Name:	Carl J. Grivner
	Title:	President and Chief Executive Officer